EXHIBIT 99.1

SENOMYX ANNOUNCES THE EXPANSION OF ITS COLLABORATIVE RESEARCH,

DEVELOPMENT, COMMERCIALIZATION AND LICENSE AGREEMENT WITH

AJINOMOTO CO., INC.

Senomyx and Ajinomoto Expand Their Collaboration Into North America

SAN DIEGO, CA — April 26, 2007 — Senomyx, Inc. (NASDAQ: SNMX), a leading company focused on using proprietary technologies to discover and develop novel flavor ingredients for the packaged food and beverage industry, announced today that it has expanded its existing collaborative research, development, commercialization and license agreement with Ajinomoto Co., Inc., to include the additional territories of the United States and Canada.  Senomyx will work with Ajinomoto on an exclusive basis on the development and commercialization of certain existing novel flavor ingredients for the soup and bouillon, sauce and culinary aids, noodles, snack food, and frozen foods product categories in North America.  Ajinomoto has agreed to pay Senomyx an initial license fee to access the North American rights.  In addition, upon commercialization, Senomyx will be entitled to a specified milestone payment from Ajinomoto as well as ongoing royalty payments based on sales of Ajinomoto products containing a Senomyx flavor ingredient.  In addition, the royalty obligation includes predetermined minimum royalties.

“We are very pleased to broaden our March 2006 collaboration with Ajinomoto to include the U.S. and Canada in addition to the previously licensed Asian markets,” said Kent Snyder, President and Chief Executive Officer of Senomyx.  “North America is an important strategic market for our flavor ingredients and we are pleased to collaborate with Ajinomoto on developing commercial applications there.

“Ajinomoto is a leading worldwide manufacturer of food and culinary products. It is gratifying that they have chosen to further their partnership with Senomyx,” Snyder noted.  “Senomyx has product discovery and development collaborations with seven of the world’s foremost packaged food and beverage companies: Ajinomoto, Cadbury Schweppes, Campbell Soup, Coca-Cola, Kraft Foods, Nestlé and Solae.  Our amended agreement with Ajinomoto is another example of a partner that has expanded its collaborations with us.  We believe it is a testament to our progressive working relationships and the increasing value of our proprietary technologies when our world-class collaborators strengthen their relationships with Senomyx,” Snyder noted.

About Senomyx, Inc. (www.senomyx.com)

Senomyx is a leading company focused on using proprietary taste receptor-based assays, screening technologies and optimization chemistry to discover and develop novel flavors, flavor enhancers and taste modulators for the packaged food and beverage industry.  Senomyx’s current programs focus on the development of flavor ingredients in the savory, sweet, salt and bitter areas.  Senomyx has entered into product discovery and development collaborations with seven of the world’s leading packaged food and beverage companies: Ajinomoto

Co., Inc., Cadbury Schweppes, Campbell Soup Company, The Coca-Cola Company, Kraft Foods Global, Inc., Nestlé SA and Solae.

About Ajinomoto Co., Inc.     (www.ajinomoto.com)

Ajinomoto is one of the world’s top amino acids and food products manufacturers and is renowned for its technology and the quality of its products. Its business, established in 1909, is conducted all over the world and has an annual turnover of around US$10 billion.

Forward-Looking Statements

Statements included in this press release that are not a description of fact are forward-looking statements, including, but not limited to, statements regarding potential payments under our collaboration with Ajinomoto, plans for our taste receptor research, commercial potential, future products or additional collaborations. The inclusion of forward-looking statements should not be regarded as a representation by us that any of our plans, projections or future financial, scientific or business objectives will be achieved.  Our actual results may differ materially from any projected future results set forth in this release as a result of the risks and uncertainties inherent in our business including, without limitation, difficulties or delays in developing, testing, obtaining regulatory approval, producing and marketing our flavor ingredients and related technologies; whether we will be able to further extend or expand our collaboration with Ajinomoto or enter into additional collaborations; our ability to collect royalties under our collaborations; the progress and timing of our scientific programs; changes in the laws or regulations of the United States and other countries that could adversely affect our and our collaborators’ ability to develop and commercialize our products; whether any of our collaborations will result in the discovery and development of novel flavor ingredients, improve the nutritional profile of products incorporating them or otherwise enhance our market position; our ability to protect our intellectual property and proprietary technology and to maintain and enforce our licensing arrangements with various third party licensors;  our ability to define the scope and validity of patent protection for our products and technologies; competition from other companies and flavor manufacturers and other risks detailed in our Securities and Exchange Commission filings, including our most recent Annual Report on Form 10-K. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and we undertake no obligation to revise or update this news release to reflect events or circumstances after the date hereof.

Contact:

Gwen Rosenberg

Senomyx, Inc.

Vice President, Investor Relations & Corporate Communications

(858) 646-8369

gwen.rosenberg@senomyx.com

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